Exhibit 99.1

 FOR:  Immediate Release                         CONTACT: Larry Lentych
       January 26, 2006                                   574 235 2000

                                                 Andrea Short
                                                 574 235 2000

               1st Source Corporation Announces Year End Results,
                                Dividend Increase

         South Bend, IN--1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today reported net income of $33.75 million for the year 2005, an increase of 35.19 percent over the $24.97 million reported for the year 2004. Diluted net income per common share for 2005 amounted to $1.61, up 35.29 percent compared to $1.19 diluted net income per common share for 2004.

         Net income was $9.10 million for the fourth quarter of 2005, up 15.76 percent compared to the $7.86 million of net income reported for the fourth quarter of 2004. Diluted net income per common share for the fourth quarter of 2005 amounted to $0.43, compared to $0.37 per common share reported in the fourth quarter of 2004.

         The Board of Directors approved an increase in the fourth quarter cash dividend to $0.14 per share. The cash dividend is payable on February 15, 2006 to shareholders of record on February 6, 2006, and is an increase of 16.67 percent over the $0.12 cash dividend announced one year ago.

         Christopher J. Murphy III, Chairman of 1st Source Corporation, commented, "We ended 2005 on a good note. We're up over 35.0 percent in net income for the year with a substantial portion coming from net recoveries in our loan and lease reserves. Total loan growth was up over 8.0 percent for the year. Additionally, we opened four banking centers in new locations throughout 2005, with two more scheduled to open early in 2006. Our investment managers continue to perform well, our specialty asset financing businesses have improved and are carefully growing their portfolios, our insurance agency had a banner year, and we are investing in a project to upgrade our core computer systems for improved client service, increased competitiveness, and improved effectiveness and efficiency in the long term."


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Page 2 - 1st Source Corporation
January 26, 2006

         Mr. Murphy continued, "All of this was accomplished in spite of a very challenging margin as well as very competitive markets for all of our businesses. We will continue our focus in 2006 on excellent client service, maintaining a sharp eye on credit quality, and keeping costs under control."

         1st Source's reserve for loan losses as of December 31, 2005, was 2.38 percent of total loans and leases, compared to 2.79 percent as of December 31, 2004. Net recoveries were $0.87 million for the fourth quarter 2005, compared to net charge-offs of $3.93 million a year ago. Net recoveries for the year were $0.88 million compared to net charge-offs of $6.60 million in 2004. The ratio of nonperforming assets to net loans and leases was 0.87 percent on December 31, 2005, compared to 1.42 percent on December 31, 2004.

         Noninterest income for the fourth quarter of 2005 was $17.57 million, down 2.84 percent from the fourth quarter of 2004. Lower recoveries of mortgage servicing rights impairment in the fourth quarter of 2005, as compared to the same quarter of 2004, was the predominate factor behind the decrease. Other income and deposit fee income increased marginally during the fourth quarter of 2005. For the year, noninterest income was $68.53 million, up 9.25 percent from 2004. This year-over-year increase was mainly attributable to recoveries of mortgage servicing rights impairment, lower charges for other-than-temporary impairment of securities, and gains on partnership investments. These increases were somewhat offset by decreases in equipment rental income.

         Noninterest expense for the fourth quarter of 2005 was relatively flat at $30.86 million as compared to the $30.43 million reported for fourth quarter of 2004. For the year, noninterest expense was $123.44 million, down 2.87 percent from one year ago. Reductions in collection and repossession expense, a decline in professional fees, and lower depreciation expense on leased equipment were the significant factors behind the decrease. These decreases were partially offset by increases in salaries and employee benefits.

         As of December 31, 2005, the 1st Source common equity-to-assets ratio was 9.84 percent, compared to 9.16 percent a year ago. Shareholders' equity was $345.58 million, up from $326.60 million a year ago. Total assets at the end of the fourth quarter of 2005 remained relatively stable compared to the same period last year at $3.51 billion. Total loans and leases were up 8.04 percent and total deposits were down 2.19 percent from the comparable figures at the end of the fourth quarter of 2004.


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Page 3 - 1st Source Corporation
January 26, 2006

         1st Source Corporation is the largest locally controlled financial institution headquartered in the Northern Indiana-Southwestern Michigan area. While delivering a comprehensive range of consumer and commercial banking services, 1st Source Bank has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment.

         The Corporation includes 64 banking centers in 15 counties, 5 Trustcorp Mortgage offices in Indiana and Ohio, and 23 locations nationwide for the 1st Source Bank Specialty Finance Group. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to customers while playing a leadership role in the continued development of the communities in which it serves.

         1st Source may be accessed on its home page at "www.1stsource.com." Its common stock is traded on the Nasdaq Stock Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src." Marketmakers in 1st Source common shares are Crowell, Weedon & Co.; FTN Midwest Research Securities; Goldman, Sachs & Company; Keefe, Bruyette & Woods, Inc.; Lehman Brothers, Inc.; Morgan Stanley & Company, Inc.; Prudential Equity Group, Inc.; Sandler O'Neill & Partners; Stifel, Nicolaus & Company; Susquehana Capital Group; UBS Securities, LLC; and William Blair & Company.

         1st Source's floating rate cumulative trust preferred security is traded on the Nasdaq Stock Market under the symbol "SRCEO". The rate for the first quarter, 2006 is 6.26 percent. Marketmakers in those securities are Howe, Barnes Investments, Inc. and Stifel, Nicolaus & Company.

         Except for historical information contained herein, the matters discussed in this document express "forward-looking statements." Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will" and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. 1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source's actual results or circumstances for future periods to differ materially


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 Page 4 - 1st Source Corporation
 January 26, 2006


 from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source's competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

                                    # # #
                                (Charts attached)
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
1st SOURCE CORPORATION                                                   Page 5
4th QUARTER 2005 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except for per share data)


                                                                 Three Months Ended                  Twelve Months Ended
                                                                     December 31                        December 31
                                                                  2005          2004                 2005          2004
                                                             --------------------------        ---------------------------
END OF PERIOD BALANCES
   Assets                                                                                       $  3,511,277  $  3,563,715
   Loans and leases                                                                                2,463,431     2,280,168
   Deposits                                                                                        2,745,587     2,807,003
   Reserve for loan and lease losses                                                                  58,697        63,672
   Intangible assets                                                                                  21,381        23,588
   Common shareholders' equity                                                                       345,576       326,600

AVERAGE BALANCES
   Assets                                                    $  3,389,502  $  3,507,471         $  3,373,137 $   3,349,364
   Earning assets                                               3,161,149     3,283,278            3,152,235     3,121,990
   Investments                                                    637,582       784,417              702,606       762,386
   Loans and leases                                             2,407,290     2,277,611            2,348,690     2,240,055
   Deposits                                                     2,639,051     2,691,849            2,610,398     2,489,170
   Interest bearing liabilities                                 2,596,432     2,735,176            2,590,486     2,590,324
   Common shareholders' equity                                    342,186       325,288              333,623       319,737

INCOME STATEMENT DATA
   Net interest income                                       $     25,323  $     23,369         $     98,428 $      98,688
   Net interest income - FTE                                       25,985        24,014              101,095       101,403
   (Recovery of)/provision for loan and lease losses                 (719)         (591)              (5,855)          229
   Noninterest income                                              17,574        18,087               68,533        62,733
   Noninterest expense                                             30,856        30,430              123,439       127,091
   Net income                                                       9,099         7,860               33,751        24,965

PER SHARE DATA
   Basic net income per common share                         $       0.44  $       0.38         $       1.63  $       1.21
   Diluted net income per common share                               0.43          0.37                 1.61          1.19
   Cash dividends paid per common share                             0.130         0.110                0.490         0.420
   Book value per common share                                      16.72         15.76                16.72         15.76
   Market value - High                                             26.100        28.090               26.100        28.090
   Market value - Low                                              20.920        25.150               19.410        20.350
   Basic weighted average common shares outstanding            20,669,547    20,727,663           20,685,911    20,709,457
   Diluted weighted average common shares outstanding          20,949,028    21,015,302           20,957,103    20,984,822

KEY RATIOS
   Return on average assets                                          1.07%         0.89%                1.00%         0.75%
   Return on average common shareholders' equity                    10.55          9.61                10.12          7.81
   Average common shareholders' equity to average assets            10.10          9.27                 9.89          9.55
   End of period tangible common equity to tangible assets           9.29          8.56                 9.29          8.56
   Net interest margin                                               3.26          2.91                 3.21          3.25
   Efficiency: expense to revenue                                   68.55         68.66                70.69         72.80
   Net charge-offs to average loans and leases                      (0.14)         0.69                (0.04)         0.29
   Loan and lease loss reserve to loans and leases                   2.38          2.79                 2.38          2.79
   Nonperforming assets to loans and leases                          0.87          1.42                 0.87          1.42

ASSET QUALITY
  Loans and leases past due 90 days or more                                                     $        245  $        481
  Nonaccrual and restructured loans and leases                                                        16,552        25,253
  Other real estate                                                                                      960         1,307
  Repossessions                                                                                        4,284         4,382
  Equipment owned under operating leases                                                                   0         1,785
  Total nonperforming assets                                                                          22,041        33,208

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

1st SOURCE CORPORATION                                                   Page 6
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)

                                                           December 31, 2005    December 31, 2004
                                                           --------------------------------------
ASSETS
Cash and due from banks                                      $   124,817         $    78,255
Federal funds sold and
  interest bearing deposits with other banks                      68,578             220,131
Investment securities available-for-sale, at fair value          632,625             789,923
  (amortized cost of $637,878 and $790,404 at
  December 31, 2005 and 2004, respectively)

Mortgages held for sale                                           67,224              55,711

Loans and leases, net of unearned discount:
  Commercial and agricultural loans                              453,197             425,018
  Auto, light truck and environmental equipment                  310,786             263,637
  Medium and heavy duty truck                                    302,137             267,834
  Aircraft financing                                             459,645             444,481
  Construction equipment financing                               224,230             196,516
  Loans secured by real estate                                   601,077             583,437
  Consumer loans                                                 112,359              99,245
                                                             ------------        ------------
Total loans and leases                                         2,463,431           2,280,168
Reserve for loan and lease losses                                (58,697)            (63,672)
                                                             ------------        ------------
Net loans and leases                                           2,404,734           2,216,496

Equipment owned under operating leases                            58,250              47,257
    (net of accumulated depreciation)
Premises and equipment                                            37,710              37,314
Accrued income and other assets                                  117,339             118,628
                                                             ------------        ------------

Total assets                                                 $ 3,511,277         $ 3,563,715
                                                             ================================

LIABILITIES
Deposits:
  Noninterest bearing                                        $   393,494         $   378,867
  Interest bearing                                             2,352,093           2,428,136
                                                             ------------        ------------
Total deposits                                                 2,745,587           2,807,003

Federal funds purchased and securities sold                      230,756             216,751
   under agreements to purchase
Other short-term borrowings                                       46,713              82,911
Long-term debt and mandatorily redeemable securities              23,237              17,964
Subordinated notes                                                59,022              59,022
Accrued expenses and other liabilities                            60,386              53,464
                                                             ------------        ------------
Total liabilities                                              3,165,701           3,237,115

SHAREHOLDERS' EQUITY
Preferred stock; no par value                                          -                   -
Common stock; no par value                                         7,578               7,578
  Authorized 40,000,000 shares; issued 21,617,073 at
  December 31, 2005 and 21,617,057 at December 31, 2004
Capital surplus                                                  214,001             214,001
Retained earnings                                                139,601             115,830
Cost of common stock in treasury                                 (12,364)            (10,512)
Accumulated other comprehensive loss                              (3,240)               (297)
                                                             ------------        ------------
Total shareholders' equity                                       345,576             326,600
                                                             ------------        ------------

Total liabilities and shareholders' equity                   $ 3,511,277         $ 3,563,715
                                                             ============        ============

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
1st SOURCE CORPORATION                                                                                                  Page 7
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)


                                                                    Three Months Ended             Twelve Months Ended
                                                                        December 31                    December 31
                                                                   2005            2004           2005               2004
                                                               -----------    -----------   ------------    ------------
Interest income:
  Loans and leases                                               $ 39,931       $ 32,557      $ 147,814       $ 129,059
  Investment securities, taxable                                    3,543          4,173         14,777          16,361
  Investment securities, tax-exempt                                 1,333          1,230          5,275           5,065
  Other                                                               429            818            666             952
                                                               -----------    -----------   ------------    ------------

Total interest income                                              45,236         38,778        168,532         151,437

Interest expense:
  Deposits                                                         16,243         12,445         56,341          41,698
  Short-term borrowings                                             2,334          1,713          8,628           6,079
  Subordinated notes                                                1,029            965          4,008           3,863
  Long-term debt and mandatorily redeemable securities                307            286          1,127           1,109
                                                               -----------    -----------   ------------    ------------

Total interest expense                                             19,913         15,409         70,104          52,749
                                                               -----------    -----------   ------------    ------------

Net interest income                                                25,323         23,369         98,428          98,688
(Recovery of)/provision for loan and lease losses                    (719)          (591)        (5,855)            229
                                                               -----------    -----------   ------------    ------------

Net interest income after (recovery of)
  /provision for loan and lease losses                             26,042         23,960        104,283          98,459

Noninterest income:
  Trust fees                                                        3,207          3,059         12,877          12,361
  Service charges on deposit accounts                               4,905          4,135         17,775          16,228
  Mortgage banking income                                           2,734          5,036         10,868           9,553
  Equipment rental income                                           4,017          3,835         16,067          18,856
  Other income                                                      2,711          2,707         10,596          10,454
  Investment securities and other investment (losses) gains             -           (685)           350          (4,719)
                                                               -----------    -----------   ------------    ------------

Total noninterest income                                           17,574         18,087         68,533          62,733
                                                               -----------    -----------   ------------    ------------

Noninterest expense:
  Salaries and employee benefits                                   16,470         14,841         69,767          63,083
  Net occupancy expense                                             2,067          1,874          7,749           7,196
  Furniture and equipment expense                                   2,974          2,593         11,418          10,290
  Depreciation - leased equipment                                   3,171          3,363         12,895          15,315
  Supplies and communication                                        1,381          1,429          5,462           5,708
  Loan and lease collection and repossession expense                 (146)         1,757         (1,094)          4,946
  Other expense                                                     4,939          4,573         17,242          20,553
                                                               -----------    -----------   ------------    ------------

   Total noninterest expense                                       30,856         30,430        123,439         127,091
                                                               -----------    -----------   ------------    ------------

Income before income taxes                                         12,760         11,617         49,377          34,101
Income tax expense                                                  3,661          3,757         15,626           9,136
                                                               -----------    -----------   ------------    ------------

Net income                                                        $ 9,099        $ 7,860       $ 33,751        $ 24,965
                                                               ===========    ===========   ============    ============


The NASDAQ Stock Market National Market Symbol: "SRCE" (CUSIP #336901 10 3) Please contact us at shareholder@1stsource.com